Exhibit 5.2

[Sidley Austin LLP Letterhead]

June 1, 2007

KKR Financial Holdings LLC
555 California Street
San Francisco, California 94104

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to KKR Financial Holdings LLC, a Delaware limited liability company (the "Company"), in connection with the registration by the Company of warrants (the "Warrants") to purchase common shares ("Common Shares") and preferred shares ("Preferred Shares") representing limited liability company interests in the Company pursuant to a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on or about June 1, 2007. It is contemplated that the Warrants will be issued by the Company pursuant to one or more warrant agreements (each, a "Warrant Agreement") between the Company and a warrant agent to be named therein (each, a "Warrant Agent").

        As special counsel for the Company, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this letter. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission's Electronic Data Gathering, Analysis and Retrieval system or other sites on the internet, and the authenticity of the originals of such latter documents. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, oral or written certifications, statements and representations of officers and other representatives of the Company and others.

        Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (a) appropriate limited liability company action has been taken by the Company to authorize the issuance and sale of Warrants and the issuance and delivery of the Common Shares or Preferred Shares, as the case may be, issuable upon exercise of such Warrants (the "Underlying Shares"), and to authorize and approve the form, terms, execution and delivery of the Warrants and a related Warrant Agreement and the performance by the Company of its obligations under such Warrants and Warrant Agreement, (b) such Warrant Agreement (in such form and with such terms) has been duly executed and delivered by the Company and the applicable Warrant Agent, and (c) such Warrants (in such form and with such terms) have been duly executed and, if applicable, countersigned by the Company, authenticated, if applicable, by a duly authorized signatory of such Warrant Agent, and issued and delivered against payment of the consideration therefor as determined by appropriate limited liability company action by the Company, all in accordance with such Warrant Agreement, the Warrants, the Company's operating agreement and the laws of the State of Delaware, and further assuming that such Warrant Agreement and Warrants are by their express terms governed by the laws of the State of New York, such Warrants will constitute valid and binding obligations of the Company under the laws of the State of New York.

        The foregoing opinion is subject to the following qualifications, exceptions, assumptions and limitations:

        A.    The foregoing opinion is limited to matters arising under the laws of the State of New York. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the State of Delaware, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or in each case as to any matters arising thereunder or relating thereto.

        B.    With respect to the Warrant Agreements, the Warrants and each other instrument or agreement entered into in connection with, or otherwise relevant to, the transactions referred to herein (each of the foregoing, an "Instrument"), we have assumed, to the extent relevant to the opinion set forth herein, that (i) each party thereto was duly organized under the laws of its jurisdiction of organization and is and will at all relevant times be validly existing and in good standing under the laws of its jurisdiction of organization, (ii) each such party has and will at all relevant times have full right, power and authority to execute, deliver and perform its obligations under each Instrument to which it is a party, (iii) each Instrument, prior to execution thereof, will have been duly authorized by each party thereto and (iv) each Instrument will be duly executed and delivered by each party thereto and (except as to the Company) will be a valid, binding and enforceable agreement or obligation, as the case may be, of each party thereto.

        C.    We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof; (iii) regarding indemnity or contribution; (iv) regarding waiver of usury, stay, extension or similar laws, (v) regarding specific performance or the grant of any power of attorney; (vi) requiring the Company to take further action or to enter into further agreements or instruments or to provide further assurances; or (vii) regarding choice of law, submission to jurisdiction or consent to service or process.

        D.    The foregoing opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

        E.    In rendering the foregoing opinion, we have assumed that (i) the Company has and will have a sufficient number of authorized and unissued Common Shares and Preferred Shares so that the Underlying Shares issued from time to time by the Company will be issued from the authorized and unissued Common Shares or Preferred Shares, as the case may be, (ii) the Underlying Shares will be duly reserved by the Company for issuance upon the exercise of the Warrants and will not be reserved by the Company for any other purpose; (iii) prior to the issuance of Warrants, the rights, preferences, privileges and other terms of the Underlying Shares will have been duly established and authorized by the Company and the Company will have duly authorized the issuance and delivery of the Underlying Shares upon exercise of the Warrants, (iv) the Underlying Shares, when issued upon exercise of the Warrants, will be validly issued, fully paid and non-assessable limited liability company interests in the Company; (v) the Warrants, the Warrant Agreements and all other Instruments, and the execution, delivery and performance thereof by the parties thereto, will not violate, conflict with or constitute a breach of or default under any law, rule or regulation of the State of New York or any other applicable law, rule or regulation, any order, consent, approval or decree of any court or other governmental or regulatory authority, the Company's operating agreement or the organizational documents of any other party, or any instrument or agreement to which the Company or any other party is or becomes a party or by which any of them or any of their respective properties is or becomes bound; and (vi) all required consents, approvals or authorizations from, and registrations, declarations or filings with, any governmental or other regulatory authorities required in connection with any of the Instruments or transactions referred to herein will have been obtained and will remain in full force and effect as and when required.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement. In giving the foregoing consent, however, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

        The opinion herein is expressed and made as of the date hereof and we assume no obligation to advise the Company of changes in law or fact or other circumstances (or the effect thereof on the opinion herein) that may come to our attention after such time.

        This letter is rendered solely to the Company and for its benefit in connection with the registration of the Warrants pursuant to the Registration Statement.

Very truly yours,
/s/ Sidley Austin LLP